   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1998



                                    REGISTRATION NOS. 333-61399 AND 333-61399-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                     TO THE

                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933


             SIMON PROPERTY GROUP, INC.                           SPG REALTY CONSULTANTS, INC.
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                NATIONAL CITY CENTER                                        CHARTER)
      115 WEST WASHINGTON STREET, SUITE 15EAST                        NATIONAL CITY CENTER
             INDIANAPOLIS, INDIANA 46204                    115 WEST WASHINGTON STREET, SUITE 15EAST
                   (317) 636-1600                                 INDIANAPOLIS, INDIANA 46204
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE                     (317) 636-1600
                       OFFICES)                       (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                      DELAWARE                                              OFFICES)
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR                          DELAWARE
                     ORGANIZATION)                      (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                        6798                                              ORGANIZATION)
  (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE                            6512
                        NUMBER)                         (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE
                      046268599                                              NUMBER)
        (I.R.S. EMPLOYER IDENTIFICATION NO.)                               13-2838638
                                                              (I.R.S. EMPLOYER IDENTIFICATION NO.)



                            ------------------------
                               JAMES M. BARKLEY



                          SECRETARY, GENERAL COUNSEL
                           SIMON PROPERTY GROUP, INC.
                              NATIONAL CITY CENTER
                      115 WEST WASHINGTON STREET, SUITE 15EAST
                          INDIANAPOLIS, INDIANA 46204
                                (317) 636-1600
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                 WITH COPIES TO
                                RICHARD L. POSEN
                            WILLKIE FARR & GALLAGHER
                              787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                (212) 728-8000



                          ----------------------------
                        DEREGISTRATION OF UNSOLD SHARES
                          ----------------------------



1,271,335 shares of Common Stock, par value $.0001 per share, of Simon Property Group, Inc. paired with 1/100th of a share of Common Stock, par value $.0001 per share, of SPG Realty Consultants, Inc. previously registered for sale to the public are hereby withdrawn from registration under this Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this post-effective Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 24th day of September, 1998.



                                          SIMON PROPERTY GROUP, INC.

                                          By:          /s/ DAVID SIMON
                                             -----------------------------------
                                                         David Simon
                                                   Chief Executive Officer



                                          SPG REALTY CONSULTANTS, INC.

                                          By:          /s/ DAVID SIMON
                                             -----------------------------------
                                                         David Simon
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Barkley, Esq., his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each said attorney-in-facts, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities at the Registrants and on the dates indicated:

Signature                      Capacity                           Date
----------------------------   -----------------------------      ------------------

/s/ Herbert Simon              Co-Chairman of the Board of        September 25, 1998
----------------------------   Directors
Herbert Simon

/s/ Melvin Simon               Co-Chairman of the Board of        September 25, 1998
----------------------------   Directors
Melvin Simon

/s/ Hans C. Mautner            Vice Chairman of the Board of      September 25, 1998
----------------------------   Directors
Hans C. Mautner

/s/ David Simon                Chief Executive Officer and        September 25, 1998
----------------------------   Director (Principal Executive
David Simon                    Officer)

/s/ Richard S. Sokolov         President and Director             September 25, 1998
----------------------------
Richard S. Sokolov

/s/ Stephen E. Sterrett        Senior Vice President and          September 25, 1998
----------------------------   Treasurer (Principal Financial
Stephen E. Sterrett            Officer)

/s/ John Dahl                  Senior Vice President and Chief    September 25, 1998
----------------------------   Accounting Officer (Principal
John Dahl                      Accounting Officer)

                               Director                           September 25, 1998
----------------------------
Robert E. Angelica

/s/ Birch Bayh                 Director                           September 25, 1998
----------------------------
Birch Bayh

/s/ G. William Miller          Director                           September 25, 1998
----------------------------
G. William Miller

/s/ Frederick W. Petri         Director                           September 25, 1998
----------------------------
Frederick W. Petri

/s/ J. Albert Smith, Jr.       Director                           September 25, 1998
----------------------------
J. Albert Smith, Jr.

/s/ Pieter S. van den Berg     Director                           September 25, 1998
----------------------------
Pieter S. van den Berg

/s/ Philip J. Ward             Director                           September 25, 1998
----------------------------
Philip J. Ward

/s/ M. Denise DeBartolo York   Director                           September 25, 1998
----------------------------
M. Denise DeBartolo York